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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2004

Date of Report (Date of earliest event reported)
AAR CORP.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or other jurisdiction of incorporation)
1-6263 (Commission File Number)	36-2334820 (IRS Employer Identification No.)
One AAR Place, 1100 N. Wood Dale Road
Wood Dale, Illinois 60191

(Address and Zip Code of Principal Executive Offices)

Registrant's telephone number, including area code: (630) 227-2000

Item 5. Other Events

        On January 29, 2004, AAR CORP. ("the Company") issued two press releases related to its offering of $75.0 million principal amount of convertible senior notes. Copies of the Company's press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2004

AAR CORP.
By:	/s/ TIMOTHY J. ROMENESKO Timothy J. Romenesko Vice President—Chief Financial Officer & Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 29, 2004 issued by AAR CORP. announcing its intention to offer $75.0 million principal amount of convertible senior notes due 2024.
99.2	Press Release dated January 29, 2004 issued by AAR CORP. announcing it has priced $75.0 million principal amount of 2.875% convertible senior notes due February 1, 2024.

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  Item 5. Other Events
SIGNATURE
EXHIBIT INDEX